PROSPECTUS SUPPLEMENT                                         File No. 333-83374
----------------------                                            Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated April 1, 2002)
Prospectus number:         2245

                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                               Floating Rate Notes

Principal Amount:    $17,000,000      Original Issue Date:   September 16, 2002

CUSIP Number:        59018YNQ0        Stated Maturity Date:  March 15, 2005

Interest Calculation:                 Day Count Convention:
---------------------                 ---------------------
|X| Regular Floating Rate Note        |X| Actual/360
|_| Inverse Floating Rate Note        |_| 30/360
      (Fixed Interest Rate):          |_| Actual/Actual

Interest Rate Basis:
--------------------
|X| LIBOR                             |_| Commercial Paper Rate
|_| CMT Rate                          |_| Eleventh District Cost of Funds Rate
|_| Prime Rate                        |_| CD Rate
|_| Federal Funds Rate                |_| Other (see attached)
|_| Treasury Rate
   Designated CMT Page:                  Designated LIBOR Page:
         CMT Telerate Page:                    LIBOR Telerate Page:  3750
         CMT Reuters Page:                     LIBOR Reuters Page:

Index Maturity:         Six Months         Minimum Interest Rate: Not Applicable

Spread:                 0.450%             Maximum Interest Rate: Not Applicable

Initial Interest Rate:  Calculated as      Spread Multiplier:     Not Applicable
                        if the Original
                        Issue Date was
                        an Interest
                        Reset Date

Interest Reset Dates:   Semi-annually, on the 15th of March and September,
                        commencing on March 15, 2003, subject to modified following business day convention.

Interest Payment Dates: Semi-annually, on the 15th of March and September, commencing on March 15, 2003, subject to modified following business day convention.

Repayment at the
Option of the Holder:   The Notes cannot be repaid prior to the Stated Maturity
                        Date.

Redemption at the
Option of the Company:  The Notes cannot be redeemed prior to the Stated
                        Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                JPM Chase Bank

Dated:                  September 9, 2002